Exhibit 4.37

Sixth Amendment To Loan And Security Agreement

This SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 28, 2017, is among AMYRIS, INC., a Delaware corporation (the “Parent”), and each of its Subsidiaries that has delivered a Joinder Agreement (as defined herein) (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors” and together with Parent, collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and STEGODON CORPORATION, a Delaware corporation, as successor-in-interest to Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A.        WHEREAS, Parent, Subsidiary Guarantors, Lender and Agent have previously entered into that certain Loan and Security Agreement, dated as of March 29, 2014, as amended on June 12, 2014, March 31, 2015, November 30, 2015, October 6, 2016, and January 10, 2017, (as further amended from time to time, the “Loan Agreement”), pursuant to which, among other things, Lender has provided certain term loans and other financial accommodations to Borrower. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement;

B.        WHEREAS, Borrower desires to sell to DSM Productos Nutricionais Brasil S.A., a Brazilian corporation (“DSM”) all of its right, title and interest in and to its subsidiary, Amyris Brasil Ltda. (“Amyris Brazil”), pursuant to a certain Quota Purchase Agreement between Amyris, AB Technologies LLC, a Delaware limited liability company and a subsidiary of Amyris, and DSM dated as of November 17, 2017 (such transaction, the “Brazil Sale”). To facilitate the Brazil Sale, Amyris and its subsidiaries intend to undertake a corporate restructuring in which certain assets will be transferred among Amyris and its subsidiaries (the “Restructuring”);

C.        WHEREAS, Parent has pledged to Agent 65% of its equity interest in Amyris Brazil to secure the payment and performance of the Secured Obligations under the Loan Agreement;

D.        WHEREAS, pursuant to the Loan Agreement, including, without limitation, Section 7.4 (Indebtedness), Section 7.8 (Transfers), Section 7.9 (Mergers or Acquisitions), and Section 7.11 (Corporate Changes), Amyris may not undertake the Restructuring and enter into the Brazil Sale without the prior written consent of Agent; and

E.        WHEREAS, Agent and the Lenders are willing to release their security interest in Amyris’ equity in Amyris Brazil and to provide their consent to the Brazil Sale, subject to the terms and conditions contained herein and set forth in the Waiver Agreement (as defined below).

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), in reliance upon the representations and warranties made in support thereof and contained herein, the parties hereto agree as follows:

1.        Defined Terms. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Loan Agreement.

2.        Amendments to Loan and Security Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment and effective as of the Sixth Amendment Effective Date (notwithstanding the date of execution of this Amendment), the Loan Agreement is hereby amended as follows:

(a)        Section 1.1 (Definitions). The definition of “Maturity Date” is amended in its entirety and replaced with the following:

“ “Term Loan Maturity Date” means July 15, 2018. For the sake of clarification, notwithstanding anything to the contrary contained in (a) that certain Amendment to Loan and Security Agreement Relating to (i) Maturity Date, (ii) Payments and (iii) Cash Covenants dated as of October 6, 2016 (the “October Amendment”) or (b) that certain Waiver of Debt Covenant in Loan and Security Agreement dated as of January 11, 2017, the Term Loan Maturity Date shall mean July 15, 2018 without condition and regardless of any extensions to the maturity dates of any other indebtedness of Borrower, including, without limitation, those set forth on Exhibit B to the October Amendment which shall not affect the Term Loan Maturity Date or the date of any required payments of the Secured Obligations.”

(b)        Section 2.2(d) (Payments). The Loan Agreement is hereby amended by amending Section 2.2(d) in its entirety and replacing it with the following:

“(d) Payment.

(i)        Borrower will pay interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the (i) Closing Date with respect to the Closing Date Term Loan Advance, (ii) First Amendment Effective Date with respect to the Additional Term Loan Advance and (iii) the Third Amendment Effective Date for the Third Amendment Term Loan Advance. At its sole discretion, Lender will either (i) initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic interest obligations payable to Lender under each Term Loan Advance and any costs and expenses reimbursable to Lender, (ii) submit a written invoice to Borrower for all amounts due by Borrower on each payment date of all periodic interest obligations payable to Lender under each Term Loan Advance and any costs and expenses reimbursable to Lender, which invoice must be paid by Borrower within five days of receipt or (iii) submit other written instructions to Borrower regarding the proper method for payment of such periodic interest obligations and costs and expenses. The entire Term Loan Advance principal balance outstanding and all accrued but unpaid interest hereunder shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments due under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense.

(ii)        Borrower shall pay to Agent, for the benefit of the Lenders, the following payments:

(x) on or prior to January 15, 2018, a principal payment of $1,250,000, which payment shall be applied to the principal amount of Secured Obligations then outstanding; and

(y) on or prior to March 31, 2018, a principal payment of $5,500,000, which payment shall be applied to the principal amount of Secured Obligations then outstanding.

For the avoidance of doubt, Borrower and Agent confirm, acknowledge, and agree that no invoice shall be sent in connection with collection of the above payments and receipt of an invoice in connection therewith shall not be a condition of such payments becoming due and payable hereunder. For the sake of clarification, the payments made pursuant to this Section 2.2(d)(ii) shall not be subject to any Prepayment Charge under Section 2.5 hereof.

(iii)        The entire Term Loan Advance principal balance outstanding and all accrued but unpaid interest hereunder shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments due under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense.”

(c)        Section 3.2 (Security Interest). Clause (iii) appearing in Section 3.2 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“(iii) Borrower’s equity interests in Novvi, LLC and”

3.        Conditions to Effectiveness. The provisions of this Amendment shall become effective on the date, which date (if ever) shall be prior to December 31, 2017, that all of the following conditions precedent have been satisfied (the “Sixth Amendment Effective Date”):

(a)        Agent shall have received a pdf copy of this Amendment, duly executed and delivered by Parent and the Subsidiary Guarantor;

(b)        Agent shall have received a pdf copy of a Pledge and Security Agreement in form and substance satisfactory to Agent in its sole discretion, pledging 65% of Parent’s equity interest in SMA Industria Quimica S.A. to secure the payment and performance of the Secured Obligations, duly executed and delivered by Parent;

(c)        Agent shall have received a pdf copy of the letter agreement titled “Waiver of Debt, Transfer, Merger and Corporate Change Covenants under Loan and Security Agreement” dated as of the date hereof and delivered by Parent and the Subsidiary Guarantor (the “Waiver Agreement”);

(d)        Each of the representations and warranties of Borrower in Section 4 of this Amendment shall be true, correct and accurate in all material respects as of the Sixth Amendment Effective Date;

(e)        No Material Adverse Effect has occurred;

(f)        Agent shall have received either (i) a secretary’s certificate certifying as to the Borrower’s charter documents, authorizations and incumbency matters in form and substance satisfactory to Agent, or (ii) a confirmation satisfactory to Agent in its sole discretion that the Borrower’s charter documents, authorizations and incumbency have not changed since previously delivered to Agent;

(g)        No Event of Default exists under the Loan Agreement or any Loan Document;

(h)        Borrower shall have paid to Agent’s counsel all legal fees and out-of- pocket expenses incurred in connection with this Amendment which shall be payable by Borrower to Agent no later than January 5, 2017; and

(i)        All legal matters incident to the execution and delivery of this Amendment shall be satisfactory to Agent and its counsel.

4.        Representations, Warranties and Agreements. Borrower hereby represents, warrants and agrees in favor of Agent and Lender as follows:

(a)        The Intellectual Property assets to be transferred in connection with the Brazil Sale and the Restructuring, whether transferred between Borrower and its Subsidiaries, between Borrower’s Subsidiaries, between Amyris Brazil and DSM, or between Borrower or its Subsidiaries and DSM or its subsidiaries and affiliates, do not constitute part of the Collateral;

(b)        No Event of Default has occurred and is continuing (or would result from the amendment of the Loan Agreement contemplated hereby);

(c)        The execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary corporate and/or other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable. Each of the Loan Agreement and the other Loan Documents to which Borrower is a party constitutes and continues to constitute the legally, valid and binding obligation of Borrower, in each case enforceable against Borrower in accordance with its terms;

(d)        All of the representations and warranties of Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof and will be true and correct on the Sixth Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date);

(e)        No Material Adverse Effect has occurred;

(f)        Borrower is entering into this Amendment on the basis of such Person’s own business judgment, without reliance upon Agent or Lender; and

(g)        Borrower acknowledges and agrees that the execution and delivery by Agent and Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Agent or Lender to execute similar agreements under the same or similar circumstances in the future. Neither Agent nor Lender has any obligation to Borrower or any other Person to further amend provisions of the Loan Agreement or the other Loan Documents. Other than as specifically contemplated hereby, all of the terms, covenants and provisions of the Loan Agreement (and the other Loan Documents) are and shall remain in full force and effect.

5. General Provisions.

(a)        Upon the effectiveness of this Amendment, all references in the Loan Agreement and in the other Loan Documents to the Loan Agreement shall refer to the Loan Agreement as modified hereby. This Amendment shall be deemed incorporated into, and a part of, the Loan Agreement. This Amendment is a Related Document. THIS AMENDMENT IS EXPRESSLY SUBJECT TO THE PROVISIONS OF SECTION 11.8 (GOVERNING LAW), SECTION 11.9 (CONSENT TO JURISDICTION AND VENUE) AND SECTION 11.10 (MUTUAL WAIVER OF JURY TRIAL; JUDICIAL REFERENCE) OF THE LOAN AGREEMENT, WHICH PROVISIONS ARE INCORPORATED HEREIN AND MADE APPLICABLE HERETO BY THIS REFERENCE.

(b)        This Amendment is made pursuant to Section 11.3(b) and 11.7 of the Loan Agreement and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(c)        This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(d)        Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(e)        Borrower shall promptly pay to Agent’s counsel all attorneys’ fees and expenses incurred in connection with the preparation, negotiation and closing of this Amendment.

(f)        The appearing parties herein declare that all the terms and conditions of the Loan Agreement continue to remain, as herein amended, in full force and effect and by these presents the appearing parties hereby ratify, reaffirm and confirm all the terms and conditions of the Loan Agreement and further declare that it is their express intention that the transactions set forth in this Amendment shall in no way, manner or form be construed or be interpreted as an extinctive novation of any of the obligations and agreements set forth in the Loan Agreement.

[Document continues with signature pages.]

IN WITNESS WHEREOF, the parities hereto have caused this Sixth Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

AMYRIS, INC.

By:	/s/ John Melo
	Name:	John Melo
	Title:	CEO

AMYRIS FUELS, LLC

By:	/s/ John Melo
	Name:	John Melo
	Title:	CEO

AGENT:

STEGODON CORPORATION

By:
Name:
Title:

LENDER:

STEGODON CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the parities hereto have caused this Sixth Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

AMYRIS, INC.

By:
Name:
Title:

AMYRIS FUELS, LLC

By:
Name:
Title:

AGENT:

STEGODON CORPORATION

By:	/s/ Austin Che
	Name:	Austin Che
	Title:	President

LENDER:

STEGODON CORPORATION

By:	/s/ Austin Che
	Name:	Austin Che
	Title:	President